As filed with the Securities and Exchange Commission on January 9, 2007
Registration No. 333-138661

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ICON Leasing Fund Twelve, LLC
(Exact name of registrant as specified in governing instruments)

DELAWARE	7359	20-5651009
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 FIFTH AVENUE, NEW YORK,
NEW YORK 10011 (212) 418-4700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Joel S. Kress
Senior Vice President and General Counsel
ICON Capital Corp.
100 Fifth Avenue, Fourth Floor
New York, New York 10011
(212) 418-4700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:
Deborah Schwager Froling, Esquire
Arent Fox PLLC
1050 Connecticut Avenue, N.W.
Washington, DC 20036
(202) 857-6075
(counsel to registrant)

Approximate date of commencement of proposed sale to the public:   As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount Being	Aggregate Offering	Offering Price	Registration
Being Registered	Registered	Price(1)	per Share	Fee
Shares of limited liability company interests	400,000 shares	$400,000,000	$1,000.00	$42,800.00(2)
Shares of limited liability company interests(3)	12,000 shares	$10,800,000	$900.00	$1,155.60(2)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

(2)	Previously paid.

(3)	Represents limited liability company interests to be issued pursuant to the Registrant’s Distribution Reinvestment Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This amendment is being filed solely to file certain exhibits. No changes have been made to Part I of the Registration Statement or other sections of Part II. Accordingly, they have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit
No.	Exhibit

1.1	Form of Dealer-Manager Agreement***
1.2	Form of Selling Dealer Agreement***
3.1	Certificate of Formation of ICON Leasing Fund Twelve, LLC filed with the Delaware Secretary of State.**
4.1	ICON Leasing Fund Twelve, LLC Limited Liability Company Agreement (included as Exhibit A to the prospectus)
4.2	Subscription Agreement, including the member signature page and power of attorney (included as Exhibit C to the prospectus)
5.1	Opinion of Arent Fox LLP with respect to the legality of the shares*
8.1	Opinion of Arent Fox LLP with respect to certain tax matters*
10.1	Form of Escrow Agreement***
23.1	Consent of Hays & Company LLP
23.2	Consent of Arent Fox LLP (included in Exhibit 5.1)*
23.3	Consent of Arent Fox LLP (included in Exhibit 8.1)*
24.1	Power of Attorney (included on Signature Page)**

  * To be filed by amendment.

**	Previously filed as an exhibit to the Registration Statement filed on November 13, 2006.

***	Previously filed as an exhibit to Amendment No. 1 to the Registration Statement filed on January 9, 2007.

(b) Financial Statement Schedules.

All schedules have been omitted as the requested information is inapplicable or is presented in the prospectus, the balance sheets, financial statements or related notes.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 9, 2007.

ICON LEASING FUND TWELVE, LLC
(a Delaware limited liability company)

By: ICON Capital Corp., its Manager

By:	/s/ Beaufort J.B. Clarke
Name: Beaufort J.B. Clarke

Title:	Chief Executive Officer and
Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on January 9, 2007.

Signatures		Title(s)

/s/ Beaufort J. B. Clarke Beaufort J. B. Clarke		Chief Executive Officer and Chairman of ICON Capital Corp., the Manager of the Company; Principal Executive Officer

* Thomas W. Martin		Chief Operating Officer and Director of ICON Capital Corp.

/s/ Michael A. Reisner Michael A. Reisner		Executive Vice President and Chief Financial Officer of ICON Capital Corp.; Principal Financial Officer and Principal Accounting Officer

*By:	/s/ Joel S. Kress Joel S. Kress Attorney in Fact

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EXHIBIT INDEX

Exhibit
No.	Exhibit

1.1	Form of Dealer-Manager Agreement***
1.2	Form of Selling Dealer Agreement***
3.1	Certificate of Formation of ICON Leasing Fund Twelve, LLC filed with the Delaware Secretary of State**
4.1	ICON Leasing Fund Twelve, LLC Limited Liability Company Agreement (included as Exhibit A to the prospectus)
4.2	Subscription Agreement, including the member signature page and power of attorney (included as Exhibit C to the prospectus)
5.1	Opinion of Arent Fox LLP with respect to the legality of the Shares*
8.1	Opinion of Arent Fox LLP with respect to certain tax matters*
10.1	Form of Escrow Agreement***
23.1	Consent of Hays & Company LLP
23.2	Consent of Arent Fox LLP (included in Exhibit 5.1)*
23.3	Consent of Arent Fox LLP (included in Exhibit 8.1)*
24.1	Power of Attorney (included on Signature Page)**

*	To be filed by amendment.

**	Previously filed as an exhibit to the Registration Statement filed on November 13, 2006.

***	Previously filed as an exhibit to Amendment No. 1 to the Registration Statement filed on January 9, 2007.

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